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                                  Exhibit 23.3

                          Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan, as amended, of our report dated June 25, 2003, with respect to the consolidated financial statements of Viewpoint International, Inc. and subsidiaries for the three years ended March 31, 2003 incorporated by reference from the Oxford Industries, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission.


/s/ Mahoney Cohen & Company, CPA, P.C.
Mahoney Cohen & Company, CPA, P.C.
New York, New York
February 20, 2004